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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in this current report on Form 8-K of our report dated March 7, 2001 included in OrthAlliance, Inc.'s Form 10-K for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of OrthAlliance, Inc. subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP

Los Angeles, California
November 26, 2001